Exhibit 5.1

[MILLER & MARTIN PLLC LETTERHEAD]

August 26, 2004

HealthTronics Surgical Services, Inc.

1841 West Oak Parkway

Suite A

Marietta, GA 30062

Re:	HealthTronics Surgical Services, Inc. –
Registration Statement on Form S-4
(Registration No. 333-117102)

Ladies and Gentlemen:

We have acted as counsel to HealthTronics Surgical Services, Inc. (the “Company”) in connection with the proposed merger (the “Merger”) of Prime Medical Services, Inc. (“Prime”) with and into the Company, pursuant to the Agreement and Plan of Merger by and between Prime and the Company dated as of June 11, 2004 (the “Merger Agreement”). We have also acted as counsel to the Company in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4, as amended (the “Registration Statement”) of 23,532,771 shares of the Company’s common stock, no par value (the “Shares”) to be issued in connection with the Merger.

The opinions set forth below are given to the Commission pursuant to Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K.

In furnishing this opinion, we have examined such corporate and other records as we have deemed necessary or appropriate to provide a basis for the opinion set forth below. This opinion is given as of the date hereof and is based on facts and conditions presently known and laws and regulations presently in effect.

On the basis of the foregoing, we are of the opinion that the Shares covered by the Registration Statement, when issued under the circumstances described in the Registration Statement and pursuant to the Merger Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we hereby consent to the reference made to us under the heading “Legal and Tax Matters” set forth in

August 26, 2004

the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ Miller & Martin PLLC

Miller & Martin PLLC